UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 23, 2026

Silexion Therapeutics Corp
(Exact name of registrant as specified in its charter)

Cayman Islands	001-42253	N/A
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

12 Abba Hillel Road Ramat-Gan, Israel	5250606
(Address of principal executive offices)	(Zip Code)

+972-3-756-4999
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.0135 per share	SLXN	The Nasdaq Stock Market LLC
Warrants exercisable for Ordinary Shares at an exercise price of $1,552.50 per share	SLXNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On March 23, 2026, Silexion Therapeutics Corp (the “Company”) reconvened the extraordinary general meeting originally held on March 16, 2026 (the “Meeting”), which had been adjourned on March 16, 2026 due to the absence of a quorum. At the reconvened Meeting, holders of an aggregate of 1,216,369 ordinary shares, representing approximately 36.6% of the Company’s issued and outstanding ordinary shares, were present either in person or by proxy. Pursuant to Article 21.3 of the Company’s amended and restated articles of association (the “Articles”), following the lapse of a half hour from the scheduled commencement time of the reconvened Meeting, and in the absence of a quorum (defined as the presence of shareholders holding a majority of the Company’s issued and outstanding ordinary shares), the shareholders then present constituted a quorum for the purpose of transacting business at the Meeting.

At the reconvened Meeting, the Company’s shareholders voted on the following proposals:

(i)
Proposal 1: An increase to the authorized share capital of the Company by 50,000,000 ordinary shares, from US$121,500 divided into 9,000,000 ordinary shares of a par value of US$0.0135 each (which is the Company’s current authorized share capital), to US$796,500 divided into 59,000,000 ordinary shares of a par value of US$0.0135 each (the “Authorized Share Capital Increase Proposal”).

The result of the vote on the Authorized Share Capital Increase Proposal was as follows:

Number of Votes and % of Votes in Favor (Excluding Abstentions)	Number of Votes and % of Votes Against (Excluding Abstentions)	Abstentions
461,249 (38.2%)	744,775 (61.8%)	10,345

(ii)
Proposal 2: An amendment to the Silexion Therapeutics Corp 2024 Equity Incentive Plan (the “2024 Plan”), effective as of January 1, 2026, to increase the number of ordinary shares added annually on January 1st under the “evergreen” provision of Section 5(b)(i) of the 2024 Plan from (i) 5% of the Company’s issued and outstanding ordinary shares, to (ii) such number of ordinary shares as yields a pool of ordinary shares reserved under all equity incentive plans of the Company that constitutes, in the aggregate, 10% of the issued and outstanding ordinary shares on a fully diluted basis (the “Evergreen Increase Proposal”).

The result of the vote on the Evergreen Increase Proposal was as follows:

Number of Votes and % of Votes in Favor (Excluding Abstentions)	Number of Votes and % of Votes Against (Excluding Abstentions)	Abstentions
486,671 (40.7%)	709,115 (59.3%)	20,583

Based on the above vote results, neither of the Authorized Share Capital Increase Proposal nor the Evergreen Increase Proposal was approved by the requisite affirmative vote of a simple majority of the shareholders present, which was the required majority for those proposals under Article 17.1.1 of the Articles (in the case of the Authorized Share Capital Increase Proposal) and the Articles generally (in the case of the Evergreen Increase Proposal).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILEXION THERAPEUTICS CORP

Date: March 23, 2026	By: /s/ Ilan Hadar
	Name:	Ilan Hadar
	Title:	Chief Executive Officer